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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- 00000) pertaining to the Roadway Express Deferred Compensation Plan of our report dated January 21, 1998, with respect to the consolidated financial statements and schedule of Roadway Express, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP

Akron, Ohio
June 30, 1998